Exhibit 10.26

TIME AMERICA, INC.

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (“Agreement”) is dated as of April 16, 2004, by and among Time America, Inc., a Nevada corporation (the “Company”), and Frances L. Simek (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Company desires to sell and issue to the Investor, and the Investor desires to purchase from the Company, $500,000 in original principal amount of a Promissory Note, in the identical form and substance of Exhibit A attached hereto, on the terms and conditions set forth herein (the “Note”), to bear interest (computed on the basis of a 360-day year and actual days elapsed) from the date of issuance at the rate of fifteen percent (15.0%) per annum;

WHEREAS, the Note will be secured by all of the Company’s assets, which security interest shall be evidenced by a Security Agreement (the “Security Agreement”), in substantially the form and substance of Exhibit B attached hereto;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Closing” and “Closing Date” shall have the meanings ascribed to such terms in Section 1.3 herein.

“Holder” and “Holders” shall include an Investor or Investors, respectively, and any transferee of the Notes which have been transferred in compliance thereof.

“Maturity Date” shall mean May 1, 2009, the date upon which the Notes mature and the principal thereof and all interest thereon becomes due and payable.

 “Regulation D” shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

ARTICLE I

Purchase and Sale of the Notes

Section 1.1  Purchase and Sale.  Upon the following terms and conditions, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the aggregate principal amount $500,000.

Section 1.2  Purchase Price.  The purchase price for the Note shall be 100% of the principal amount thereof (the “Note Purchase Price”).

Section 1.3  The Closing.  (a)  The closing of the purchase and sale of the Note, shall take place by facsimile transmission of signature pages to each of the documents contemplated by this Agreement, and the satisfaction or waiver of the other conditions set forth in Article V hereof. The date on which the Closing occurs is referred to herein as the “Closing Date.”

(b)                                 On the Closing Date, the Company shall deliver to the Investor the Note, and an executed counterpart of this Agreement and the Security Agreement, and such Investor shall deliver to the Company the purchase price for the Note purchased by such Investor hereunder by wire transfer in immediately available funds to an account designated in writing prior to the Closing Date by the Company and executed counterparts of this Agreement and the Security Agreement.  In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing Date.

ARTICLE II

Representations and Warranties

Section 2.1  Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Investor from and as of the date hereof through the Closing Date:

(a)                                  Organization and Qualification; Material Adverse Effect.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  Except for the Company’s wholly owned subsidiary, Time America, Inc., there are no other corporations or other entities (including partnerships, limited liability companies and joint ventures) in which the Company directly or indirectly owns at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body, or otherwise to direct the management and policies, of such corporation or entity.  The Company has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect.  “Material Adverse Effect” means any adverse effect on the business, operations, properties, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlling or controlled by such entity, taken as a whole, and any material adverse effect on the transactions contemplated under the Agreement or any other agreement or document contemplated hereby.

(b)                                 Authorization; Enforcement.  (i)  The Company has the requisite corporate power and authority to enter into and perform this Agreement,  the Note and the Security

Agreement in accordance with the terms hereof, (ii) the execution and delivery of this Agreement and the Security Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Notes in accordance with the terms of this Agreement, have been duly authorized by all necessary action, and no further consent or authorization of the Company is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) each of this Agreement, the Security Agreement, and the Notes constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity.

(c)                                  No Conflicts.  The execution, delivery and performance of this Agreement, the Security Agreement, and the Notes by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the organizational documents, as amended, of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or result in a violation of any Federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investors and not to the Company.  The business of the Company has not been, is not now being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect.  The Company is not required under Federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or to make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Security Agreement, or the Notes, provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

(d)                                 No Undisclosed Liabilities.  The Company does not have any liabilities or obligations not disclosed in the Company’s most recent financial statements, as filed with the Commission, other than those liabilities incurred in the ordinary course of its business since December 31, 2003, or liabilities or obligations, individually or in the aggregate, which do not or would not have a Material Adverse Effect on the Company.

(e)                                  No General Solicitation.  Neither the Company nor, to the Company’s knowledge, any of its affiliates or any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(f)                                    No Litigation.  No litigation or claim (including those for unpaid taxes) against the Company is pending or, to the Company’s knowledge, threatened, and no other event has occurred, which if determined adversely would have a Material Adverse Effect on the Company, or would materially adversely effect the transactions contemplated hereby.

(g)                                 Brokers.  The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby or thereby.

ARTICLE III

Covenants

Section 3.1  Replacement Certificates.  The certificate(s) representing the Notes held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal amount of Notes as reasonably requested by such Investor upon surrendering the same.  No service charge will be made for such registration, transfer or exchange.

Section 3.2  Subordination.  Investor subordinates to the obligations of the Company under any Senior Indebtedness: (a) indebtedness of the Company to Investor under this Note, including, without limitation, all rights of subrogation, indemnification, reimbursement or contribution (collectively, the “Subordinated Indebtedness”); and (b) all liens, security interests, claims and right of any kind that Investor may now have or hereafter acquire against the Company and/or the property of the Company which secure, result from or otherwise pertain to the Subordinated Indebtedness.  For purposes of this Note, the term “Senior Indebtedness” shall mean indebtedness of the Company and indebtedness guaranteed by the Company for (i) money borrowed from banks or other lending institutions whether outstanding on the date of this Note or thereafter incurred, and (ii) any other indebtedness or obligation of the Company, whether outstanding on the date of this Note or thereafter created, incurred, assumed or guaranteed, which is evidenced by a note or other similar instrument, unless by the terms of such note or other instrument it is provided that such indebtedness is not superior in right of payment to this Note.

ARTICLE IV

Conditions

Section 4.1  Conditions Precedent to the Obligation of the Company to Issue and Sell the Notes.  The obligation hereunder of the Company to issue and sell the Notes to the Investor is subject to the satisfaction, at or before the Closing Date, of each of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)                                  Accuracy of the Investor’s Representations and Warranties.  The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such other date), and except that all representations and warranties that by their terms are qualified by reference to “materiality” or to a “Material Adverse Effect” shall be, or have been, true and correct in all respects.

(b)                                 Performance by the Investors.  Each Investor shall have performed all agreements and satisfied all conditions required hereby to be performed or satisfied by such Investor at or prior to the Closing Date.

(c)                                  No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)                                 Approvals. The Company’s Board of Directors shall have approved the transactions contemplated by this Agreement.

Section 4.2  Conditions Precedent to the Obligation of the Investor to Purchase the Notes.  The obligation hereunder of the Investor to acquire and pay for the Notes is subject to the satisfaction, at or before the Closing Date, of each of the conditions set forth below.  These conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion.

(a)                                  Accuracy of the Company’s Representations and Warranties.  The representation and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date which shall be true and correct in all material respects as of such other date), and except that all representations and warranties that by their terms are qualified by reference to “materiality” or to a “Material Adverse Effect” shall be, or have been, true and correct in all respects.

(b)                                 Performance by the Company.  The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing Date.

(c)                                  No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority or competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

ARTICLE V

Termination

Section 5.1  Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Investor.

Section 5.2  Other Termination.  This Agreement may be terminated by an authorized representative of the Company or by the Investor at any time if the Closing Date shall not have occurred by the fifth business day following the date of this Agreement; provided, however, that the right to terminate this Agreement under Section 5.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to have occurred on or prior to such date.

ARTICLE VI

Miscellaneous

Section 6.1  Stamp Taxes; Agent Fees.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Notes pursuant hereto.

Section 6.2  Specific Enforcement; Consent to Jurisdiction.

(a)                                  The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)                                 The Company and the Investor (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court, the Arizona State courts and other courts of the United States sitting in Maricopa County, Arizona for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  The Company and the Investor consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

Section 6.3  Entire Agreement; Amendment.  This Agreement together with the agreements and documents executed in connection herewith, contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

Section 6.4  Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

to the Company:		Time america, Inc.
51 West Third Street
Suite 310
Tempe, Arizona 85281
Telephone: 480-296-0400
Facsimile: 480-296-0444
	Attn:	Craig J. Smith
Chief Financial Officer

with copies to:		Squire, Sanders & Dempsey L.L.P.
Two Renaissance Square
40 North Central Avenue, Suite 2700
Phoenix, Arizona 85004-4498
Telephone: 602-528-4134
Facsimile: 602-253-8129
	Attn:	Gregory R. Hall, Esq.

to the Investor:

Any party hereto may from time to time change its address for notices by giving at least five (5) days written notice of such changed address to the other parties hereto.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above.

Section 6.5  Indemnity.  Each party shall indemnify, defend and hold harmless each other party against any loss, cost or damages (including reasonable attorney’s fees) incurred as a result of such parties’ breach of any representation, warranty, covenant or agreement in this Agreement.

Section 6.6  Waivers.  No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 6.7  Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.8  Successors and Assigns.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The parties hereto may amend this Agreement without notice to or the consent of any third party.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, except that the Company may assign this Agreement in connection with a merger, consolidation, business combination or the sale of all or substantially all of its assets provided that the Company is not released from any of its obligations hereunder, such successor in interest or assignee assumes all obligations of the Company hereunder, and appropriate adjustment of the provisions contained in this Agreement, and the Notes is made, in form and substance satisfactory to the Investor, to place the Investor in substantially the same position as they would have been but for such assignment.  The Investor may not assign this Agreement (in whole or in part) or any rights or obligations hereunder without the Company’s prior written consent (which consent may be withheld for any reason in their sole discretion).

Section 6.9  No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 6.10  Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona without regard to such State’s principles of conflict of laws.

Section 6.11  Survival.  The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.

Section 6.12  Execution.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

Section 6.13  Publicity.   The Company agrees that it will not include in any public announcement the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 6.14  Severability. The parties acknowledge and agree that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations,  agreements, acts or omissions of any other Investor, and that any rights granted to “Investors” hereunder shall be enforceable by each Investor hereunder.

Section 7.15  Expenses.  Each party shall pay its own expenses incident to the preparation and performance of this Agreement and the documents provided for herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TIME AMERICA, INC.

By:	/s/ Thomas S. Bednarik
	Name:	Thomas S. Bednarik
	Title:	President and Chief Executive Officer

INVESTOR:

By:	/s/ Frances Simek
Frances Simek

EXHIBITS AND SCHEDULES

Exhibit A	Form of Notes

Exhibit B	Form of Security Agreement

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